CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in the registration statement of Aphton Corporation on Form S-3 (File No. 333-36925) of our report dated July 18, 1997, on our audits of the financial statements of Aphton Corporation as of April 30, 1997 and 1996 and for the years ended April 30, 1997, 1996, and 1995, which report is included in 1997 Annual Report on Form 10-K incorporated by reference in this registration statement. We also consent to the reference to our firm under the caption "Experts".


                              /s/ Coopers & Lybrand L.L.P.

                              COOPERS & LYBRAND L.L.P.


Honolulu, Hawaii
November 19, 1997